Exhibit 1.2


                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                   INDEXPLUS TRUST CERTIFICATES SERIES 2003-1

                                 TERMS AGREEMENT
                                 ---------------


                                                               December 11, 2003

Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10281
Attention:  Barry N. Finkelstein

Ladies and Gentlemen:

          We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,500,000 INDEXPLUS Trust Certificates Series 2003-1 (the "Certificates") at a $25 Stated Amount per Trust Certificate (the "Underwritten Securities").

          Subject to the terms and conditions set forth below and subject to the terms of the Standard Purchase Agreement dated February 9, 1998, between Merrill Lynch & Co. and Merrill Lynch Depositor, Inc. which are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

          The Underwritten Securities shall have the following terms:


Title:                               INDEXPLUS Trust Certificates Series 2003-1

Ratings:                             A- from Fitch Ratings and A3 from Moody's
                                     Ratings Services, Inc.

Amount:                              1,500,000 Trust Certificates

Trust Certificate Denominations:     Stated amount of $25 and integral multiples
                                     thereof

Currency of payment:                 U.S. dollars

Distribution rate or formula:        Holders of Certificates will be entitled to
                                     receive on each distribution date until May
                                     15, 2033 the distributions, if any,
                                     received by the Trust on the Underlying
                                     Securities. Initially, on each Interest
                                     distribution date, interest distributions are expected to be made at a pass-through rate of 6.0518% per annum on the Stated
                                     Amount of the Certificates, subject to
                                     adjustment as

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                                     described in the Trust Agreement.

Cut-off Date:                        December 17, 2003

Distribution payment dates:          Any Interest Distribution Date, Scheduled
                                     Principal Distribution Date or Underlying
                                     Securities Redemption Distribution Date
                                     (each as defined in the Series Supplement)

Interest Distribution date:          Each June 20 and December 20 commencing
                                     June 20, 2004

Regular record dates:                As long as the Underlying Securities are
                                     represented by one or more global
                                     certificated securities, the record day
                                     will be the close of business on the
                                     Business Day prior to the relevant
                                     distribution payment dates, unless a
                                     different record date is established for the Underlying Securities. If the
                                     Underlying Securities are no longer
                                     represented by one or more global
                                     certificated securities, the distribution payment date will be at least one Business
                                     Day prior to the relevant distribution
                                     payment dates.

Final scheduled distribution date:   May 15, 2033

Sinking fund requirements:           None

Conversion provisions:               None

Listing requirements:                Listed on The American Stock Exchange.

Black-out provisions:                None

Fixed or Variable Price Offering:    Fixed Price Offering

Trust Certificate Purchase Price:    $25.00 per Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location:           December 17, 2003, Shearman & Sterling LLP,
                                     599 Lexington Avenue, New York, New York

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         Please accept this offer no later than 10:00 A.M. (New York City time)
on December 11, 2003 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                         Very truly yours,

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED



                                         By:      ________________________
                                                  Authorized Signatory








Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By:
     --------------------------------------------
     Name:    Barry N. Finkelstein
     Title:   President





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